UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒

Filed by Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Material

☐	Soliciting Material Pursuant to Rule 14a-12

EAGLE POINT CREDIT COMPANY INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

February 12, 2026Dear Valued Stockholder, We still need your help. Today, we adjourned the Special Meeting of Stockholders of Eagle Point Credit Company Inc. for a third time, to March 12, 2026, at 8:00 a.m., Eastern Time, due to a lack of stockholder participation. As a stockholder of the Record Date, we have tried reaching you several times but have still not received your vote for the Special Meeting. Stockholders are being asked to approve a change in Eagle Point Credit Company Inc.’s legal form from a Delaware corporation to a Delaware statutory trust. As a stockholder in Eagle Point Credit Company Inc., please help us by taking a few moments to cast your vote. The Board recommends that you vote “FOR” the proposal. YOUR HELP IS GREATLY APPRECIATED Thank you in advance for casting your vote and helping us proceed with the important business of Eagle Point Credit Company Inc. by casting your vote today, so your shares may be represented at the meeting. Sincerely, Courtney B. Fandrick Secretary Eagle Point Credit Company Inc. How do I vote? There are four convenient methods for casting your important proxy vote: Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-800-848-3410. Representatives are available Monday through Friday 9 a.m. to 11 p.m. Eastern Time. You may also contact your financial advisor for further information. Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s). Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website. Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded before the Special Meeting to be held on March 12, 2026. Copies of the proxy materials, including the notice of the Special Meeting and Proxy Statement are available at: https://vote.proxyonline.com/eaglepoint/docs/ecc.pdf Eagle Point Credit Company Inc. 600 Steamboat Road, Suite 202 Greenwich, CT 06830